Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS STRONG THIRD QUARTER 2025 RESULTS

◾	Sales of $612 million, up 13% on a reported basis and up 9% organically

◾	Operating margin of 18.2%, up 110 bps; adjusted operating margin of 18.5%, up 140 bps

◾	Diluted EPS of $2.45, up 19%; adjusted diluted EPS of $2.50, up 23%

◾	Increasing full year 2025 sales and margin outlook

◾	Acquired Haws Corporation on November 4, 2025

Note changes in performance are relative to third quarter 2024

North Andover, Mass., November 5, 2025 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the third quarter of 2025.

Chief Executive Officer Robert J. Pagano Jr. said, “We achieved strong third quarter results that exceeded our expectations driven by strong execution in our Americas region, which more than offset market weakness in Europe. Our global supply chain strategy, and targeted pricing actions have enabled us to mitigate tariff related cost increases. As a result of our strong third quarter performance and our fourth quarter expectations, we are increasing our full year 2025 sales and margin outlook.”

Mr. Pagano continued, “We are also pleased to announce the acquisition of Haws Corporation, a leading global brand providing emergency safety and hydration solutions for use in industrial, institutional and non-residential end markets for more than 120 years. The addition of Haws’ innovative, specified products will enable us to offer our customers expanded capabilities and solutions. We welcome the Haws team to Watts and look forward to integrating Haws’ strong brand into our portfolio.”

Mr. Pagano concluded, “We are confident in our ability to manage the fluid trade environment and believe that our differentiated portfolio as well as our resilient business strategy will drive sustainable, long-term growth. Our balance sheet is strong and well-positioned to support strategic investments in the business, return of capital to shareholders, and the execution of our strategy.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 28,	September 29,
(In millions, except per share information)	2025	2024	% Change
Net sales	$611.7	$543.6	13%
Organic sales growth % (1)			9%

Operating income	$111.4	$93.2	20%
Operating margin %	18.2%	17.1%	110	bps

Adjusted operating income (1)	$113.3	$92.8	22%
Adjusted operating margin % (1)	18.5%	17.1%	140	bps

Diluted earnings per share	$2.45	$2.06	19%
Special items (1)	0.05	(0.03)
Adjusted diluted earnings per share (1)	$2.50	$2.03	23%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, free cash flow, special items and adjusted diluted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2025 performance relative to third quarter 2024

Sales of $612 million increased 13% on a reported basis and 9% on an organic basis. Organic sales increased due to favorable price, volume, and pull-forward demand in the Americas resulting from tariff-related price increases. Growth in the Americas was partly offset by continued market weakness in Europe. Incremental acquisition sales within the Americas were $11 million and contributed 2% to reported growth. Favorable foreign exchange movements increased sales by $6 million, or 1%.

Operating margin increased 110 basis points on a reported basis and 140 basis points on an adjusted basis. Operating and adjusted operating margin increased primarily due to favorable price, volume leverage in the Americas, productivity, and cost actions which more than offset volume deleverage in Europe, inflation and tariffs.

Regional Performance

Americas

Sales of $464 million increased 16% on a reported basis and 13% on an organic basis, primarily due to favorable price, volume, and pull-forward demand. The acquisitions of I-CON and EasyWater contributed $11 million of incremental sales, or 3%, to reported growth.

Segment margin increased 180 basis points as benefits from price realization, volume leverage, productivity, and cost actions more than offset inflation, tariffs, and investments.

Europe

Sales of $112 million increased 4% on a reported basis and decreased 2% on an organic basis. Sales growth was due to favorable foreign exchange movements, which increased reported sales by 6%. Organic sales decreased as a result of lower volumes due to a decline in drains and continued market weakness, which more than offset favorable price realization.

Segment margin increased 160 basis points as price, productivity, and restructuring actions more than offset volume deleverage and inflation.

APMEA

Sales of $36 million decreased 1% on a reported basis and were flat on an organic basis. Sales decreased due to unfavorable foreign exchange movements, which reduced reported sales by 1%. Organic sales were flat as growth in Australia and the Middle East was offset by declines in China and New Zealand.

Segment margin increased 90 basis points as benefits from productivity and sales mix more than offset inflation.

Cash Flow and Capital Allocation

For the first nine months of 2025, operating cash flow was $247 million and net capital expenditures were $31 million, resulting in free cash flow of $216 million. In the comparable period last year, operating cash flow was $222 million and net capital expenditures were $17 million, resulting in free cash flow of $204 million. Operating and free cash flow increased due to higher net income and lower tax payments as a result of the One Big Beautiful Bill Act, partially offset by higher working capital investments related to the timing of accounts receivable collections and higher inventory costs primarily related to tariffs. Free cash flow was also unfavorably impacted by an increase in net capital expenditures, largely due to proceeds from the sale of properties in the prior year. The anticipated normal seasonality for the fourth quarter is expected to result in strong operating and free cash flow.

The Company repurchased approximately 15,000 shares of Class A common stock at a cost of $3.9 million during the third quarter of 2025. For the first nine months of 2025, the Company repurchased approximately 51,000 shares at a cost of $11.8 million. Approximately $133 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2025 Outlook

The Company is increasing its full year sales and organic sales growth outlook as well as its operating margin and adjusted operating margin outlook. Reported sales are expected to increase between 7% to 8% and organic sales to increase between 4% and 5%. Full year operating margin is expected to be between 18.1% and 18.2%, or up 80 to 90 basis points, and adjusted operating margin is expected to be between 19.1% and 19.2%, or up 140 to 150 basis points. The full year outlook incorporates estimated tariff impacts and actions as of November 5, 2025, and the impact of the Haws acquisition.

Further 2025 planning assumptions are included in the third quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter 2025 results on Thursday, November 6, 2025 at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until November 7, 2026.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacturing of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2025 financial results, including sales and organic sales growth, operating margin and adjusted operating margin, our strategy, investments, the impact of tariffs, the benefits from and integration of recent acquisitions, seasonality impacts, strong operating and free cash flow in the fourth quarter 2025, our ability to manage uncertainty and current market conditions, including the fluid trade environment, our portfolio offerings, long-term growth and shareholder value creation and return of capital to stockholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the imposition of or changes to tariff rates and related impacts to our business and the broader market; the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2025	2024	2025	2024
Net sales	$611.7	$543.6	$1,813.4	$1,711.8
Cost of goods sold	313.3	286.5	916.7	902.4
GROSS PROFIT	298.4	257.1	896.7	809.4
Selling, general and administrative expenses	185.1	159.0	539.7	501.6
Restructuring	1.9	4.9	22.6	6.4
OPERATING INCOME	111.4	93.2	334.4	301.4
Other (income) expense:
Interest income	(2.5)	(2.1)	(7.1)	(6.1)
Interest expense	2.7	3.6	8.1	11.9
Other expense (income), net	0.2	(0.6)	0.8	(1.4)
Total other expense	0.4	0.9	1.8	4.4
INCOME BEFORE INCOME TAXES	111.0	92.3	332.6	297.0
Provision for income taxes	28.8	23.2	75.5	73.4
NET INCOME	$82.2	$69.1	$257.1	$223.6

BASIC EPS
NET INCOME PER SHARE	$2.45	$2.07	$7.67	$6.68
Weighted average number of shares	33.5	33.5	33.5	33.5
DILUTED EPS
NET INCOME PER SHARE	$2.45	$2.06	$7.67	$6.67
Weighted average number of shares	33.5	33.5	33.5	33.5
Dividends declared per share	$0.52	$0.43	$1.47	$1.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 28,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$457.7	$386.9
Trade accounts receivable, less reserve allowances of $13.6 million at September 28, 2025 and $11.9 million at December 31, 2024	323.9	253.2
Inventories, net:
Raw materials	164.9	141.9
Work in process	20.8	16.9
Finished goods	273.0	233.3
Total Inventories	458.7	392.1
Prepaid expenses and other current assets	73.6	51.3
Total Current Assets	1,313.9	1,083.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	749.1	691.6
Accumulated depreciation	(481.7)	(436.8)
Property, plant and equipment, net	267.4	254.8
OTHER ASSETS:
Goodwill	781.3	715.0
Intangible assets, net	246.8	235.0
Deferred income taxes	19.7	36.4
Other, net	96.3	72.3
TOTAL ASSETS	$2,725.4	$2,397.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$156.0	$148.0
Accrued expenses and other liabilities	218.8	190.8
Accrued compensation and benefits	89.1	79.1
Total Current Liabilities	463.9	417.9
LONG-TERM DEBT	197.5	197.0
DEFERRED INCOME TAXES	26.7	10.9
OTHER NONCURRENT LIABILITIES	80.5	63.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding, 27,411,311 shares at September 28, 2025 and 27,366,685 shares at December 31, 2024	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding, 5,946,290 shares at September 28, 2025 and 5,953,290 shares at December 31, 2024	0.6	0.6
Additional paid-in capital	714.4	696.2
Retained earnings	1,369.3	1,184.8
Accumulated other comprehensive loss	(130.2)	(176.4)
Total Stockholders’ Equity	1,956.8	1,707.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,725.4	$2,397.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 28,	September 29,
	2025	2024
OPERATING ACTIVITIES
Net income	$257.1	$223.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27.0	25.9
Amortization of intangibles	15.0	14.9
Amortization of cloud computing arrangements	1.0	—
Loss on disposal of long-lived assets and (gain) on sale of assets	0.3	(5.2)
Stock-based compensation	15.1	15.5
Deferred income tax	32.6	(12.5)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(56.1)	(26.8)
Inventories	(47.4)	(4.4)
Prepaid expenses and other assets	(34.8)	(11.7)
Accounts payable, accrued expenses and other liabilities	37.5	2.3
Net cash provided by operating activities	247.3	221.6
INVESTING ACTIVITIES
Additions to property, plant and equipment	(31.3)	(23.3)
Proceeds from the sale of property, plant and equipment	—	5.9
Business acquisitions, net of cash acquired	(85.7)	(96.3)
Other investing activity	—	1.0
Net cash used in investing activities	(117.0)	(112.7)
FINANCING ACTIVITIES
Payments of long-term debt	—	(85.0)
Payments for withholding taxes on vested awards	(11.4)	(12.8)
Payments for debt issuance costs	—	(2.3)
Payments for finance leases and other	(1.9)	(2.0)
Payments to repurchase common stock	(11.8)	(13.0)
Dividends	(49.4)	(41.1)
Net cash used in financing activities	(74.5)	(156.2)
Effect of exchange rate changes on cash and cash equivalents	15.0	1.1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	70.8	(46.2)
Cash and cash equivalents at beginning of year	386.9	350.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$457.7	$303.9

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as restructuring costs, acquisition-related costs, gain or loss on sale of assets and pension settlements. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain or loss on sale of assets, pension settlements, other investment gains and the related income tax impacts on these items and tax adjustment items (with respect to adjusted net income and adjusted diluted earnings per share only). Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of net sales and net sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2025	2024	2025	2024

Net sales	$611.7	$543.6	$1,813.4	$1,711.8

Operating income	$111.4	$93.2	$334.4	$301.4
Operating margin %	18.2%	17.1%	18.4%	17.6%

Adjustments for special items:
Restructuring	$1.9	$4.9	$22.6	$6.4
Acquisition-related costs	—	2.5	1.5	13.1
Gain on sale of assets	—	—	—	(4.4)
Pension settlement	—	(7.8)	—	(7.8)
Total adjustments for special items	$1.9	$(0.4)	$24.1	$7.3

Adjusted operating income	$113.3	$92.8	$358.5	$308.7
Adjusted operating margin %	18.5%	17.1%	19.8%	18.0%

Net income	$82.2	$69.1	$257.1	$223.6

Adjustments for special items - tax effected:
Restructuring	$1.5	$3.8	$17.0	$4.9
Acquisition-related costs	—	1.9	1.0	9.9
Gain on sale of assets	—	—	—	(3.3)
Pension settlement	—	(5.8)	—	(5.8)
Other investment gain	—	(0.9)	—	(0.9)
Tax adjustment items	—	—	(8.3)	—
Total adjustments for special items - tax effected	$1.5	$(1.0)	$9.7	$4.8

Adjusted net income	$83.7	$68.1	$266.8	$228.4

Diluted earnings per share	$2.45	$2.06	$7.67	$6.67
Restructuring	0.05	0.11	0.51	0.14
Acquisition-related costs	—	0.06	0.03	0.30
Gain on sale of assets	—	—	—	(0.10)
Pension settlement	—	(0.17)	—	(0.17)
Other investment gain	—	(0.03)	—	(0.03)
Tax adjustment items	—	—	(0.25)	—
Adjusted diluted earnings per share	$2.50	$2.03	$7.96	$6.81

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	September 28, 2025				September 29, 2024
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$466.3	118.0	58.0	$642.3	$401.9	113.2	53.6	$568.7
Elimination of intersegment sales	(2.2)	(6.4)	(22.0)	(30.6)	(1.9)	(5.9)	(17.3)	(25.1)
Net sales from external customers	$464.1	111.6	36.0	$611.7	$400.0	107.3	36.3	$543.6

Segment earnings	$110.0	13.6	7.0	$130.6	$87.6	11.3	6.7	$105.6
Segment margin %	23.7%	12.2%	19.4%	21.4%	21.9%	10.6%	18.5%	19.4%

Corporate operating loss - excluding special items				$(17.3)				$(12.8)
Corporate special items				—				—
Corporate operating loss				$(17.3)				$(12.8)

Adjustments for segment special items:	$—	(1.9)	—	$(1.9)	$3.0	(2.6)	—	$0.4

Operating income				$111.4				$93.2
Operating margin %				18.2%				17.1%

	Nine Months Ended
	September 28, 2025				September 29, 2024
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$1,387.2	356.1	179.8	$1,923.1	$1,273.6	362.7	163.9	$1,800.2
Elimination of intersegment sales	(6.4)	(25.1)	(78.2)	(109.7)	(6.7)	(18.0)	(63.7)	(88.4)
Net sales from external customers	$1,380.8	331.0	101.6	$1,813.4	$1,266.9	344.7	100.2	$1,711.8

Segment earnings	$343.5	41.7	19.0	$404.2	$289.0	42.2	18.6	$349.8
Segment margin %	24.9%	12.6%	18.6%	22.3%	22.8%	12.2%	18.5%	20.4%

Corporate operating loss - excluding special items				$(45.7)				$(41.1)
Corporate special items				—				(0.6)
Corporate operating loss				$(45.7)				$(41.7)

Adjustments for segment special items:	$(1.5)	(22.5)	(0.1)	$(24.1)	$(4.7)	(1.6)	(0.4)	$(6.7)

Operating income				$334.4				$301.4
Operating margin %				18.4%				17.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Net sales September 28, 2025	$464.1	$111.6	$36.0	$611.7
Net sales September 29, 2024	400.0	107.3	36.3	543.6
Dollar change	$64.1	$4.3	$(0.3)	$68.1
Net sales % increase (decrease)	16.0%	4.0%	(0.8)%	12.5%
Foreign exchange impact	0.1%	(6.3)%	1.1%	(1.1)%
Acquisition impact	(2.8)%	—%	—%	(2.0)%
Organic sales increase (decrease)	13.3%	(2.3)%	0.3%	9.4%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Net sales September 28, 2025	$1,380.8	$331.0	$101.6	$1,813.4
Net sales September 29, 2024	1,266.9	344.7	100.2	1,711.8
Dollar change	$113.9	$(13.7)	$1.4	$101.6
Net sales % increase (decrease)	9.0%	(4.0)%	1.4%	5.9%
Foreign exchange impact	0.1%	(2.6)%	2.1%	(0.3)%
Acquisition impact	(1.8)%	—%	—%	(1.3)%
Organic sales increase (decrease)	7.3%	(6.6)%	3.5%	4.3%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 28,	September 29,
	2025	2024

Net cash provided by operating activities	$247.3	$221.6
Less: additions to property, plant, and equipment	(31.3)	(23.3)
Plus: proceeds from the sale of property, plant, and equipment	—	5.9
Free cash flow	$216.0	$204.2

Net income	$257.1	$223.6

Cash conversion rate of free cash flow to net income	84.0%	91.3%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 28,	December 31,
	2025	2024

Current portion of long-term debt	$—	$—
Plus: long-term debt, net of current portion	197.5	197.0
Less: cash and cash equivalents	(457.7)	(386.9)
Net debt	$(260.2)	$(189.9)

Net debt	$(260.2)	$(189.9)
Total stockholders’ equity	1,956.8	1,707.9
Capitalization	$1,696.6	$1,518.0

Net debt to capitalization ratio	(15.3)%	(12.5)%

TABLE 6

2025 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2025 Outlook
Approximately
Net Sales
Net sales growth	7% to 8%
Forecasted impact of acquisition / FX	(3)%
Organic sales growth	4% to 5%

Operating Margin
Operating margin	18.1% to 18.2%
Forecasted restructuring / other costs	1.0%
Adjusted operating margin	19.1% to 19.2%